Exhibit 10.3
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of April 26, 2006, by and between SWISHER INTERNATIONAL, INC., a Nevada corporation (the “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association with its principal office in Charlotte, North Carolina (the “Bank”).
BACKGROUND STATEMENT
     A. The Borrower and the Bank are parties to a Credit Agreement, dated as of November 14, 2005 (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), pursuant to which the Bank has made available to the Borrower a revolving credit facility in the aggregate principal amount of up to $5,000,000 (the “Original Revolving Credit Commitment”), which amount may vary depending on the Borrower’s compliance with certain covenants set forth therein. Capitalized terms used in this Amendment that are not otherwise defined shall have the meanings given to such terms in the Credit Agreement.
     B. The Borrower has requested that the Credit Agreement be amended in order to provide for a letter of credit subfacility pursuant to which an aggregate principal amount of up to $400,000 of the Original Revolving Credit Commitment will be available for the issuance of letters of credit for the benefit of the Borrower.
     C. The Bank has agreed to amend the Credit Agreement as requested by the Borrower as set forth herein.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
  1.1 Amendments to Definitions.
   (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in appropriate alphabetical order:
     “Letter of Credit Exposure” shall mean the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

     “Letters of Credit” shall mean any letter of credit issued by the Bank pursuant to the terms hereof, as such Letters of Credit may be amended, extended, renewed or replaced from time to time.
     “Reimbursement Obligation” shall have the meaning given to such term in Section 2.12(c).
     “Stated Amount” shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).
(b) Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and substituting the following therefor:
     “Credit Documents” shall mean and collectively refer to this Agreement, the Note, the Letters of Credit, the Security Documents and any and all other agreements, instruments and documents, including, without limitation, notes, guaranties, mortgages, deeds to secure debt, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust account agreements and all other written matters whether heretofore, now or hereafter executed by or on behalf of the Borrower or delivered to the Bank with respect to this Agreement or with respect to the transactions contemplated by this Agreement, and in each case, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.
     “Obligations” shall mean and include (i) the Reimbursement Obligations, the Loans and all other loans, advances, indebtedness, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrower to the Bank of any kind or nature, present or future, arising under this Agreement, the Note or the other Credit Documents or any Hedge Agreement, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired; and (ii) all interest (including to the extent permitted by law, all post-petition interest), charges, expenses, fees, attorneys’ fees and any other sums payable by the Borrower to the Bank under this Agreement or any of the other Credit Documents.
1.2 Amendments to Amounts and Terms of Loans (Article II).
(a) Section 2.1(a) of the Credit Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:
(a) The Bank agrees, on the terms and conditions set forth herein, to make loans (each, a “Revolving Loan,” and collectively, the “Revolving Loans”) to the Borrower, from time to time before the Revolving Credit

Termination Date; provided that, immediately after each Revolving Loan is made, the sum of the aggregate outstanding principal amount of the Revolving Loans and the Letter of Credit Exposure shall not exceed the lesser of (x) $5,000,000 (as such figure may be reduced from time to time as provided in this Agreement, the “Revolving Credit Commitment”) and (y) the Threshold Amount.
(b) Section 2.3(a)(iii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:
(iii) In part, immediately in the event that the sum of the aggregate outstanding principal amount of the Revolving Loans and the Letter of Credit Exposure exceeds the lesser of (x) the Revolving Credit Commitment or (y) the Threshold Amount, in the amount of such excess.
(c) Section 2.5 of the Credit Agreement is hereby further amended by adding a new clause (c) which shall read as follows:
(c) The Borrower agrees to pay to the Bank (i) a letter of credit fee equal to the Applicable Percentage at the time of issuance and on each successive anniversary date if such letter of credit is renewed or extended, and (ii) such commissions, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Bank for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Bank.
(d) Article II of the Credit Agreement is hereby amended by adding a new Section 2.12 which shall read as follows:
Section 2.12 Letter of Credit Subfacility.
     (a) Issuance. Subject to and upon the terms and conditions hereof, so long as no Default or Event of Default has occurred and is continuing, at any time before the seventh day prior to the Revolving Credit Termination Date, the Bank will issue Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Bank to be submitted at least [five (5)] Business Days prior to the requested date of issuance; provided, however, that (i) the aggregate amount of Letter of Credit Exposure shall not at any time exceed $400,000 and (ii) the sum of the aggregate outstanding principal amount of the Revolving Loans and the Letter of Credit Exposure shall not at any time exceed the lesser of (x) the Revolving Credit Commitment or (y) the Threshold Amount. All Letters of Credit shall be denominated in Dollars.

     (b) Term; Extension. No Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, that so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension. Notwithstanding the foregoing, no Letter of Credit as originally issued or as extended shall have an expiry date extending beyond the Revolving Credit Termination Date.
     (c) Reimbursement. The Borrower agrees to reimburse the Bank in immediately available funds (with the proceeds of a Revolving Loan obtained hereunder or otherwise) for any payment made by the Bank under any Letter of Credit (each such amount so paid until reimbursed, together with any interest payable thereon, a “Reimbursement Obligation”) no later than the next Business Day after such payment is made by the Bank. Any Reimbursement Obligation shall be deemed timely satisfied (but still subject to the payment of interest) if satisfied pursuant to a Borrowing of Revolving Loans made no later than one Business Day after the date of such payment by the Bank. Interest on Reimbursement Obligations shall accrue at a rate equal to the Adjusted LIBOR Rate to the extent not reimbursed prior to [2:00] p.m. Charlotte, North Carolina time, on the date of such payment is made by the Bank. The Bank shall provide the Borrower with prompt notice of any payment or disbursement made or to be made under any Letter of Credit, although the failure to give, or any delay in giving, such notice shall not release, diminish or otherwise affect the Borrower’s obligations under this Section 2.12(c) or any other provision of this Agreement. The Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Bank, the beneficiary of the Letters of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.
     (d) Payment by Revolving Loans. In the event that the Bank makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Bank pursuant to Section 2.12(c) hereof and to the extent that any amounts then held as cash collateral pursuant to Section 2.12(e) hereof shall be insufficient to satisfy such Reimbursement Obligation in full, each such payment by the Bank shall constitute a Revolving Loan to the Borrower (the Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement.

     (e) Cash Collateralization. In the event that the aggregate Letter of Credit Exposure exceeds the lesser of (x) the Revolving Credit Commitment and (y) the Threshold Amount, the Borrower shall pay to the Bank cash collateral equal to the amount of such excess irrespective of whether the Bank shall have paid any amount to a beneficiary of a Letter of Credit. The Bank shall have exclusive control over such cash collateral and in the event of a drawing and subsequent payment by the Bank under any Letter of Credit, the Bank may satisfy such Reimbursement Obligation with such cash collateral and its proceeds.
     1.3 Amendment to Conditions to Loans. Section 3.2 of the Credit Agreement is hereby amended by deleting the introductory sentence and substituting the following therefor:
     The obligation of the Bank to make any Loan or issue any Letter of Credit hereunder (including any Loans made on or after the Closing Date), is subject to the continued validity of all Credit Documents and the satisfaction of the following conditions
     1.4 Amendment to Remedies. Section 8.2 of the Credit Agreement is hereby amended by deleting the introductory clause and clause (a) and substituting the following therefor:
     Upon the occurrence and during the continuance of any Event of Default:
(a) Termination of Revolving Credit Commitment: Acceleration of Indebtedness. The Bank may, in its sole discretion, (i) terminate the Revolving Credit Commitment, which shall thereupon terminate; (ii) declare all or any part of the Obligations immediately due and payable, whereupon such Obligations shall become immediately due and payable without presentment, demand, protest, notice or legal process of any kind, all of which are hereby expressly waived by the Borrower; provided, however,that all Obligations shall automatically become due and payable upon the occurrence of an Event of Default under Sections 8.1(g) or (i); (iii) require the Borrower to pay to the Bank cash collateral in an amount equal to the Letter of Credit Exposure then outstanding, which cash collateral shall immediately become due and payable; and (iv) pursue all other remedies available to it by contract, at law or in equity, including but not limited to its rights under the Security Documents.
     1.5 Amendment to Controlling Law. Section 9.7 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:
This Agreement and the other Credit Documents shall (except as may be expressly otherwise provided in any Credit Document) be governed by, and construed in accordance with, the law of the State of North Carolina (without regard to the conflicts of law provisions thereof); provided that each Letter of Credit shall be governed by, and construed in accordance with, the laws or rules designated in such Letter of Credit, or if no such laws or rules are designated, the International Standby Practices of the International Chamber of Commerce, as in effect from time to time (the “ISP”), and, as to matters not governed by the ISP, the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     The Borrower hereby represents and warrants that:
     2.1 Representations in Credit Agreement. The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties relate solely to or are specifically expressed as of a particular date or period.
     2.2 Compliance with Credit Agreement. After giving effect to this Amendment, the Borrower is in compliance with all covenants, terms and provisions set forth in the Credit Agreement to be observed or performed by it.
     2.3 Due Authorization. This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and each of this Amendment, and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms and each of the other Credit Documents constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms.
     2.4 No Event of Default. No Default or Event of Default under any of the Credit Agreement has occurred or is continuing.
     2.5 Continuing Security Interests. All obligations of the Borrower under the Credit Agreement, as amended by this Amendment, continue to be or will be secured by the Bank’s security interests in all of the collateral granted under the Credit Agreement and the Security Documents, and nothing herein will affect the validity, enforceability, perfection or priority of such security interests.
     2.6 No Defenses. The Borrower does not have any right of setoff, counterclaim, or defense to payment of its respective liabilities or obligations under the Credit Agreement. The Bank hereby expressly reserves all rights and remedies it may have against the Borrower and all other Persons who may be or may hereafter become secondarily liable for the repayment of the obligations under the Credit Agreement.

ARTICLE III
ACKNOWLEDGEMENT
     The Subsidiary Guarantors hereby acknowledge that the Borrower and the Bank have agreed to amend the Credit Agreement as provided herein. Each Subsidiary Guarantor hereby approves and consents to the transactions contemplated by this Amendment and agrees that its obligations under the Guaranty and the other,Credit Documents to which it is a party shall not be diminished as a result of the execution of this Amendment. This acknowledgement by the Subsidiary Guarantors is made and delivered to induce the Bank to enter into this Amendment, and the Subsidiary Guarantors acknowledge that the Bank would not enter into this Amendment in the absence of the acknowledgements contained herein.
ARTICLE IV
GENERAL
     4.1 Full Force and Effect. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of any of the Credit Agreement. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. From and after the date hereof, any reference to the Credit Agreement in any of the Security Documents or other Credit Documents shall mean the Credit Agreement, as amended by this Amendment, and as may be further amended, modified, restated, or supplemented from time to time.
     4.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.
     4.3 Counterparts; Execution. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment and such copies may be used in lieu of the original Amendment for all purposes. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
     4.4 Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation, execution and delivery of this Amendment, including, without limitation, all reasonable attorneys’ fees.
     4.5 Further Assurances. The Borrower shall execute and deliver to the Bank such documents, certificates, and opinions as the Bank may reasonably request to effect the amendments contemplated by this Amendment and to continue the existence, perfection and first priority of the Bank’s security interests in the collateral securing the obligations under the Credit Agreement, as amended by this Amendment.

     4.6 Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.
[The remainder of this page is left blank intentionally.]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed and delivered by their duly authorized officers all as of the date first above written.

SWISHER INTERNATIONAL, INC.
By:	/s/ Hugh H. Cooper
Hugh H. Cooper
Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Cavan J. Harris
Cavan J. Harris
Vice President

SUBSIDIARY GUARANTORS: (For purposes of Article III only) SWISHER HYGIENE FRANCHISE CORP. SWISHER PEST CONTROL CORP. SWISHER MAIDS, INC.
By:	/s/ Hugh H. Cooper
Hugh H. Cooper
Vice President

SHFC BUFFALO, LLC SHFC MINNEAPOLIS, LLC SHFC OKLAHOMA, LLC SHFC OPERATIONS, LLC
By:	/s/ Hugh H. Cooper
Hugh H. Cooper
Manager

S-1